EXHIBIT 23.4

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 19, 1996, included in the Proxy Statement/Prospectus that is made a part of the Registration Statement (Form S-4) of Emerson Electric Co. for the registration of shares of its common stock relating to the proposed merger of a wholly-owned subsidiary of Emerson Electric Co. with and into Lipe-Rollway Corporation.

                                        /s/ Ernst & Young LLP
                                        Ernst & Young LLP
Syracuse, New York
July 25, 1996